Exhibit 10.10

CERES, INC. 2011 EQUITY INCENTIVE PLAN

RESTRICTED STOCK GRANT NOTICE

Ceres, Inc., a Delaware corporation (together with any successor thereof, the “Company”), pursuant to its 2011 Equity Incentive Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”), the number of shares of the Company’s common stock, par value $0.01, set forth below (individually and collectively referred to as the “Restricted Shares”). The Restricted Shares are subject to all of the terms and conditions set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Restricted Stock Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Agreement.

Participant:

Grant Date:

Total Number of Restricted Shares:

Vesting Schedule:	The Restricted Shares shall initially be unvested. The Restricted Shares shall vest and the restrictions thereon shall lapse according to the following schedule, subject to Participant’s continuous service with the Company through and including the applicable vesting date: . Subject to Section 3.1(c) of the Restricted Stock Agreement and Article 13 of the Plan, in no event shall any unvested portion of the Restricted Shares vest after Participant’s Termination of Service.

By signing below, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement and this Grant Notice. Participant has reviewed the Restricted Stock Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Grant Notice effective as of the Grant Date.

CERES, INC.		PARTICIPANT

By:
	Name:	Name:
Title:

EXHIBIT A

TO RESTRICTED STOCK GRANT NOTICE

CERES, INC. RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Restricted Stock Grant Notice (the “Grant Notice”) to which this Restricted Stock Agreement (this “Agreement”) is attached, Ceres, Inc., a Delaware corporation (together with any successor thereof, the “Company”), has granted to Participant restricted shares of the Company’s Common Stock, par value $0.01 (the “Restricted Shares”) under the Company’s 2011 Equity Incentive Plan, as amended from time to time (the “Plan”) as indicated in the Grant Notice.

1.	General.

1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice, unless the context clearly indicates otherwise.

1.2 Incorporation of Terms of Plan. The Restricted Shares are subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

2.	Grant of Restricted Shares.

2.1 Grant of Restricted Shares. In consideration of Participant’s employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company grants to Participant the Restricted Shares, upon the terms and conditions set forth in the Plan and this Agreement, subject to adjustments as provided in Article 13 of the Plan.

2.2 Consideration to the Company. In consideration of the grant of the Restricted Shares by the Company, Participant agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

3.	Vesting of Restricted Shares.

3.1 In General.

(a) Subject to Section 3.1(c) hereof, the Restricted Shares shall vest at such times as are set forth in the Grant Notice.

(b) Subject to Section 3.1(c) hereof, none of the Restricted Shares that has not become vested at the date of Participant’s Termination of Service shall thereafter become vested, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and Participant.

(c) Notwithstanding Sections 3.1(b) hereof, pursuant to Article 13 of Plan, the Restricted Shares shall become fully vested and exercisable in the event of a Change in Control, in connection with which (i) the successor corporation does not assume the Restricted Shares or substitute an equivalent right for the Restricted Shares or (ii) Participant suffers a Qualifying Termination. Should the successor corporation assume the Restricted Shares or substitute an equivalent right, and should Participant not suffer a Qualifying Termination, then no acceleration shall apply under this paragraph.

3.2 Restrictions. Unless and until the Restricted Shares vest, Participant shall have no right to sell, assign, transfer, pledge or otherwise encumber Restricted Shares in any manner. Any purported attempt to sell, assign, transfer, pledge or otherwise encumber any Restricted Shares under this Agreement shall be void and shall result in the forfeiture and cancellation of such Restricted Shares. Upon Participant’s Termination of Service for any reason, any Restricted Shares that are unvested as of the date of such Termination of Service (and whose vesting is not accelerated pursuant to Sections 3.1(c) or 4.2 hereof) shall be forfeited, and Participant shall have no further rights with respect to such Restricted Shares under this Agreement or otherwise.

3.3 Delivery of Shares. The Restricted Shares shall be registered in book entry in the name of Participant and shall not be transferred to Participant until the Restricted Shares have vested in accordance with this Agreement. Participant acknowledges that prior to the vesting of the Restricted Shares, the certificates representing Restricted Shares may be stamped with a legend indicating the possibility of cancellation and the restrictions on transfer. Upon vesting of any of the Restricted Shares, such Restricted Shares shall be transferred or delivered to Participant as soon as practicable thereafter. Upon such transfer or delivery to Participant, the vested Restricted Shares will not be subject to any restrictions other than those that may arise under the securities laws or the Company’s policies.

3.4 Tax Withholding. The vesting of the Restricted Shares under this Agreement will result in Participant’s recognition of income for U.S. and federal tax purposes (and/or foreign tax purposes, if applicable) and shall be subject to tax and tax withholdings as appropriate. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including Participant’s FICA or employment tax obligations) required by law to be withheld with respect to the vesting of the Restricted Shares. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, withhold, or allow Participant to elect to have the Company withhold, Shares otherwise issuable upon the vesting of any of the Restricted Shares (or allow the surrender of Shares). The number of Shares so withheld or surrendered shall be limited to the number of Shares that have a Fair Market Value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to supplemental taxable income.

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3.5 Section 83(b) Election. If Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Shares as of the date of transfer of the Restricted Shares rather than as of the date or dates upon which Participant would otherwise be taxable under Section 83 of the Code, Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

3.6 Rights as Stockholder. Upon issuance of the Restricted Shares and until the forfeiture or cancellation of the Restricted Shares, Participant shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to the Restricted Shares, subject to the transferability and other restrictions set forth in this Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that, in the sole discretion of the Administrator, the Administrator may provide that any extraordinary distributions with respect to the Common Stock received by Participant in the form of Shares shall be subject to the same vesting and other restrictions as the Restricted Shares to which they relate.

4.	Other Provisions.

4.1 Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final, binding and conclusive upon Participant, the Company and all other interested persons. No member of the Committee or the Board, or any employee or officer of the Company, shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Restricted Shares.

4.2 Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the Restricted Shares in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Common Stock contemplated by Section 13.2 of the Plan (including, without limitation, an extraordinary cash dividend on such Shares), the Administrator shall make such adjustments as the Administrator deems appropriate to the Restricted Shares in order to preserve the benefits intended to be made available to Participant under this Agreement. Participant acknowledges that the Restricted Shares are subject to adjustment, modification and termination in certain events as provided in this Agreement and Article 13 of the Plan.

4.3 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company (or any other person or entity as designated by the Administrator) at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 4.3, either party may hereafter designate a different address for notices to be given to that party. A notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

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4.4 Titles and Headings. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.5 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement.

4.6 Conformity to Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act, the Exchange Act and the Code, and any and all regulations and rules promulgated thereunder, state securities laws and regulations and all other Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Shares are granted and shall be administered only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

4.7 Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided, that except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Restricted Shares in any material way without the prior written consent of Participant.

4.8 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.2 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

4.9 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.

4.10 Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

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